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                                                                   EXHIBIT 10.53

[LOGO OF SMART & FINAL]

                                               Smart & Final Inc.
                                               600 Citadel Drive
                                               Commerce, California  90040
                                               (323) 869-7500

May 11, 2001


Mr. Ross E. Roeder


     Re:  Agreements Regarding, and Amendments to,
          Employment Agreement

Dear Ross:

     With respect to that certain letter agreement between you and Smart & Final, Inc., a Delaware corporation (the "Company"), dated as of January 1, 1999, a copy of which is attached hereto as Exhibit A (the "Agreement"), you and the Company agree that effective as of the date of this Letter, the Agreement shall be amended as follows:

     1. Section 1 of the Agreement shall be amended by adding the following to the end of that Section:

         "Notwithstanding the foregoing, in the event that pursuant to Section
     2 below, you are designated to serve as the Company's Chairman and Chief Executive Officer ("CEO") for calendar year 2004, you shall serve as the Company's non-executive Chairman during calendar year 2005. If you fail to receive timely written notification pursuant to Section 2 below of the Company's intent to have you serve as its Chairman and CEO for calendar year 2004, you shall serve as the Company's non-executive Chairman during such calendar year. As non-executive Chairman, you shall devote such time as you in good faith deem necessary to perform the duties of such position."

     2. Section 2 of the Agreement shall be deleted in its entirety and replaced with the following:

          "Term. The term of your employment under this Agreement (the "Employment Term") shall commence as of January 1, 1999 and, unless terminated
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Mr. Ross E. Roeder
May 11, 2001
Page 2

     earlier as provided in Section 9 below, shall terminate on December 31, 2004; provided, that in the event the Company gives you written notification on or prior to June 30, 2003 of its intent to have you serve as its Chairman and CEO for the 2004 calendar year, the Employment Term shall be automatically extended until December 31, 2005. (The five-year period of calendar years 1999 through 2003 is hereinafter referred to as the "Initial Term.")"

     3. Section 3 of the Agreement shall be amended by adding the following to the end of the last sentence thereof:

          ", except that during the calendar year you serve as non-executive Chairman of the Company you shall be paid an annual Base Salary at a rate equal to fifty percent (50%) of your annual Base Salary as of the December 31 immediately prior to such year."

     4. Section 4 of the Agreement shall be amended by adding the following to the end of the first sentence of that Section:

          "except that during the calendar year you serve as non-executive Chairman of the Company you shall be paid an annual bonus in an amount not less than fifty percent (50%) of the highest target bonus for such year paid to any individual serving as the Company's CEO in that year (the "CEO Bonus"), or, in the event the lowest Company earnings target established for any individual serving as the Company's CEO in such year is achieved, you will instead be paid no less than one hundred percent (100%) of the CEO Bonus paid for such year. In the event that actual bonus payments to other Company executives under the Company bonus plan exceed target (as previously established by the Board) for calendar year 2004 (if you are serving as non-executive Chairman of the Company in 2004) or 2005, your bonus payout for the applicable year shall be increased accordingly."

     5. The third sentence of Section 6.a. of the Agreement is deleted and replaced with the following:

          "Notwithstanding the foregoing, all of your shares of Restricted Stock shall vest upon the earlier of (i) a Change in Control (as defined in Exhibit A hereto) or (ii) the end or termination of the Employment Term other than as a result of a termination for Cause."
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Mr. Ross E. Roeder
May 11, 2001
Page 3


     6. The fourth sentence of Section 6.a. of the Agreement is amended by deleting all of the language in that sentence that precedes clause (i) and by replacing it with the following:

          "In addition, in the event of any transaction that constitutes a "Rule 13(e)-3 transaction" as that term is defined in Rule 13(e)-3 promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934 (a "Going Private Transaction"),"

     7. Section 6 shall be amended by adding a new Subsection c. at the end thereof to read as follows:

          "c. On each Restricted Share Award Date (as defined below) during calendar years 2001, 2002 and 2003, you will be awarded a number of restricted shares of Common Stock ("Restricted Shares") under the Equity Plan that is not less than (A) 1.5, multiplied by (B) (x) minus (y), where
     (x) equals the greatest number of Restricted Shares, on an aggregate basis, awarded to any Current Executive (as defined below) during the period commencing on January 1, 2001 and ending on the applicable Restricted Share Award Date (including awards made on that Restricted Share Award Date) for which the determination under this subsection is being made (the "Applicable Period"), and where (y) equals the aggregate number of Restricted Shares awarded to you during the Applicable Period. In the event you are designated to serve as the Company's Chairman and CEO for calendar year 2004, you will be awarded a number of Restricted Shares under the Equity Plan on each Restricted Share Award Date during calendar year 2004 that is not less than the greatest number of Restricted Shares, on an aggregate basis, awarded to any Future Executive (as defined below) during calendar year 2004 through the applicable determination date under this subsection. For purposes of this Agreement (i) "Current Executive" shall mean any executive employed by the Company as of the date of this Amendment, (ii) "Future Executive" shall mean any executive employed by the Company on the date on or before June 30, 2003, the Company notifies you of your role with the Company for calendar year 2004 pursuant to Section 2 hereof and (iii) "Restricted Share Award Date" shall mean any date on which the Company awards Restricted Shares to a Current Executive or Future Executive except that in the event a Current Executive is selected by the Company's Board of Directors during 2003 to serve as Chief Executive Officer commencing in 2004 or thereafter, the offer by the Company in 2003 (or the offer by the Company and acceptance by such Current Executive in 2003) of terms of employment as Chief Executive Officer to such Current Executive which include an award or grant of restricted shares, the Restricted Share Award Date for such shares shall not be deemed to have occurred prior to January 1, 2004 and shall be
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Mr. Ross E. Roeder
May 11, 2001
Page 4

     deemed to have occurred January 1, 2004. Any Restricted Share award under this Subsection (c) shall vest with respect to fifty percent (50%) of the shares subject thereto, on the first anniversary of the award date and with respect to the remaining shares subject thereto, on the second anniversary of the award date, and shall otherwise be subject to the vesting acceleration provisions of Subsection 6.a. hereof. In addition, the Company will provide you with a loan to pay any 83(b) Tax you incur with respect to any awards of Restricted Shares made pursuant to this subsection, on the same basis as the loan made to you under Sections 6.a and b. hereof (including, without limitation, the bonus and Tax Gross Up provisions), provided that a loan made to you in connection with any award under this subsection shall be due, and any related bonus shall be paid, two (2) years from the applicable award date, subject to earlier payment as provided under section 6.b. By way of clarification, nothing in this section or
     Section 7 hereof is intended to diminish or conflict with the right of the Compensation Committee to determine the timing, size or other terms of any grants under the Company's Equity Plan to any current or newly recruited executives, including the right to not make any awards under the Equity Plan during the Employment Term.

     8. Section 7 shall be amended by designating the existing paragraph as "a." and by adding the following new Subsection b.:

          "b. On each Option Grant Date (as defined below) during calendar years 2001, 2002 and 2003, you shall be granted stock options to purchase a number of shares of Common Stock under the Equity Plan that is not less than (A) 1.5 multiplied by (B) (x) minus (y), where (x) equals the greatest number of shares subject to options, on an aggregate basis, granted to a Current Executive during the period commencing on January 1, 2001 and ending on the applicable Option Grant Date (including grants made on that Option Grant Date) for which the determination under this subsection is being made (the "Applicable Grant Period"), and where (y) equals the aggregate number of shares of Common Stock subject to options granted to you during the Applicable Grant Period. If you are designated to serve as the Company's Chairman and CEO for calendar year 2004, you will be granted on each Option Grant Date during calendar year 2004 stock options to purchase a number of shares of Common Stock under the Equity Plan that is not less than the greatest number of shares subject to options, on an aggregate basis, granted to any Future Executive in calendar 2004 through and including the Option Grant Date for which the determination is being made. Any options granted pursuant to this subsection (i) shall vest with respect to one-third (1/3) of the shares of Common Stock subject thereto on the day immediately before each of the first three (3) anniversaries of the grant date, (ii) shall be granted on terms at least as favorable as the terms of any other grant made on the applicable
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Mr. Ross E. Roeder
May 11, 2001
Page 5

     Option Grant Date and (iii) shall otherwise be subject to the provisions that apply to your Options under Section 7.a. hereof (including, without limitation, the provisions relating to vesting acceleration). For purposes of this Agreement, "Option Grant Date" shall mean any date on which a grant of options to purchase Common Stock is made, except that in the event a Current Executive is selected by the Company's Board of Directors during 2003 to serve as Chief Executive Officer commencing in 2004 or thereafter, the offer by the Company in 2003 (or the offer by the Company and acceptance by such Current Executive in 2003) of terms of employment as Chief Executive Officer to such Current Executive which include a grant of options, the Option Award Date for such options shall not be deemed to have occurred prior to January 1, 2004 and shall be deemed to have occurred January 1, 2004."

     9. Section 7.a. shall be amended by deleting the fourth sentence thereof and replacing it with the following:

          "Notwithstanding the foregoing, upon the earlier of (i) a Change in Control and (ii) the end or termination of the Employment Term other than as a result of your termination for Cause, all the outstanding Options shall immediately vest and shall remain exercisable for the two (2) year period following the end or termination of the Employment Term, as applicable, but in no event beyond the expiration of the Option's stated term."

     10. Section 8.a. of the Agreement shall be amended by deleting the first sentence of that Section and by adding the following in its place:

          "Effective for the calendar years 1999 through 2005 your pre-retirement vesting percentage under the Company's Supplemental Executive Retirement Plan as the same exists on the date of this Letter (the "SERP") for each year of service will be five percent (5%) except that in the year in which you serve as non-executive Chairman of the Company your pre-retirement vesting percentage under the SERP will be two and one-half percent (2 1/2%). In addition, your "Final Average Compensation" for all purposes under the SERP shall be determined as provided in Section 1.15 thereof, except that for purposes of the calculation, the fifth calendar year preceding the year you serve as non-executive Chairman shall be substituted for the year you serve as non-executive Chairman unless the inclusion of the year you serve as non-executive chairman would increase your Final Average Compensation.

     11. Section 8.e. of the Agreement shall be amended by adding the words "with an "own occupation" standard for disability" after the words "long term disability policy" on the second line of that Section.
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Mr. Ross E. Roeder
May 11, 2001
Page 6

     12. Section 10.a. shall be amended by adding the following to the end of that section:

          "In addition, the second sentence of Section 4 (as amended by this Letter) shall apply."

     13. Section 10.b.i. of the Agreement shall be deleted and replaced by the following:

          "Continued payment on a monthly basis of your then current monthly Base Salary (without future increase) for twenty-four (24) months, except that if your employment or service is terminated during the 2004 or 2005 calendar year, the payment of your Base Salary shall continue for a period of twelve (12) months (the applicable period hereinafter referred to as the "Severance Period")."

     14. Section 10.b.vii. of the Agreement shall be deleted and replaced with the following:

          "The disability policy (including Tax Gross Up) provided for in
Section 8.e. above for the twenty-four (24) month period commencing on your termination date."

     15.  Section 10.c. shall be deleted in its entirety.

     16. Section 10.e. shall be amended by deleting the word "or" where it appears prior to clause (v) of that section and by adding the words "or (vi) any Going Private Transaction." to the end of that section.

     17. Section 11.b. of the Agreement shall be amended by deleting the word "or" where it appears immediately prior to clause (iii) of that section and by adding the following to the end of the section:

          "or (iv) by the Company due to your Disability as that term is defined in Section 9(e)."

     18. Section 11 of the Agreement shall be amended by adding the following at the end thereof:

          "c. In the event you terminate your employment for any reason (or no reason) within the thirty (30) day period commencing upon a Change in Board Composition, then, in lieu of the benefits provided to you under Section 10 above, you shall be entitled to the payments and benefits described in clauses i., ii., iii., iv. and v. of Section 11.a. within (except as otherwise provided) ten (10) business days of your
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Mr. Ross E. Roeder
May 11, 2001
Page 7

     termination, except that the payments and periods described in clauses ii., iii., iv. and v. shall be determined by substituting the number two (2) for the number three (3) in each place the number three (3) is referred to in those clauses. For purposes of this subsection, a Change in Board Composition shall mean any cessation of service on the Board by a Board member where in the preceding six (6) months, four (4) or more members of the Board have ceased to be Board members.

          d. Notwithstanding anything in this Agreement to the contrary, in the event (i) you terminate your employment for any reason within the thirty
     (30) day period commencing upon a Change in Board Composition and (ii) such termination of employment is also a Qualifying Termination during the period commencing one-hundred eighty (180) days prior to the date of a Change in Control and ending on the second anniversary of the date of the Change in Control, then, you shall be entitled to the payments and benefits described in Section 11.a. (and not Section 11.c) hereof.

     19. It is agreed that the Company will pay your legal expenses in connection with the negotiation and preparation of this amendment, up to $50,000.

     If agreed to by you, the Agreement, as amended by this Letter Agreement, contain all of the terms of your employment with the Company and supersedes any prior understandings or agreements, whether oral or written, between you and the Company with regard to its subject matter. To the extent any provision of this amendment conflicts with or modifies any provision of the Agreement, the provisions of this amendment shall control.

     You may indicate your agreement with this amendment and accept its terms by signing and dating below.

                              Very truly yours,

                              SMART & FINAL, INC.

                              By:  /s/ Thomas G. Plaskett
                                   ----------------------
                                   Thomas G. Plaskett
                                   Authorized Member of the Board of Directors
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Mr. Ross E. Roeder
May 11, 2001
Page 8


AGREED AND ACCEPTED:



/s/ Ross E. Roeder
------------------------
ROSS E. ROEDER

Dated:  May 20, 2001

Attachment